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                                                                     EXHIBIT 5.1




                     LETTERHEAD OF HOWARD, SMITH & LEVIN LLP




                                              March 31, 1999


The J.H. Heafner Company, Inc.
2105 Water Ridge Parkway, Suite 500
Charlotte, North Carolina  28217

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission, of the offer and sale of (a) $150,000,000 aggregate principal amount of 10% Senior Notes Due 2008, Series D (the "Series D Notes") of The J.H. Heafner Company, Inc., a North Carolina corporation (the "Company"), and (b) Subsidiary Guaranties of the Series D Notes (the "Subsidiary Guaranties" and, together with the Series D Notes, the "Securities") by Oliver & Winston, Inc., a California corporation, The Speed Merchant, Inc., a California corporation, Phoenix Racing, Inc., a California corporation, and California Tire Company, a California corporation (collectively, the "Subsidiary Guarantors"), in each case to be issued pursuant to the Indenture dated as of December 1, 1998, as amended by the First Supplemental Indenture dated as of February 22, 1999 (the "Indenture") among the Company, its subsidiaries and First Union National Bank, as trustee (the "Trustee"), we have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         We have assumed that each of the Company, the Subsidiary Guarantors and the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, that it has or had all requisite power and authority to execute, deliver and perform the Indenture and, as applicable, to issue and authenticate the Securities, and that it has duly authorized, executed and delivered the Indenture, and has duly authorized the transactions contemplated thereby.

         Upon the basis of such review and subject to the foregoing assumptions, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, and the Series D Notes have been duly executed and authenticated in accordance with the Indenture and issued in exchange for $150,000,000 aggregate principal amount of 10% Senior Notes Due 2008, consisting of $100,000,000 aggregate principal amount of 10% Senior Notes Due 2008, Series B,


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The J.H. Heafner Company, Inc.                                               -2-


and $50,000,000 aggregate principal amount of 10% Senior Notes Due 2008, Series C, which were previously issued by the Company, all in accordance with the exchange offer contemplated by the Registration Statement, and assuming compliance with the Act, the Series D Notes will constitute the valid and binding obligations of the Company, and each Subsidiary Guaranty of a Subsidiary Guarantor will constitute the valid and binding obligation of such Subsidiary Guarantor, in each case enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general equity principles, and to the qualification that we express no opinion with respect to the waivers contained in Section 6.12 of the Indenture.

         We are members of the bar of the State of New York. We do not purport to be experts in, and we do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                              Very truly yours,

                                              /s/ HOWARD, SMITH & LEVIN LLP